Exhibit 99

Erie, Pennsylvania Financial Professional Presentation September 18th, 2008

Safe Harbor For Forward Looking Statements This presentation may contain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995, including statements regarding future prospects, plans, performance and capital structure, anticipated capital expenditures and completion of construction projects, as well as statements that are identified by the use of the words "anticipates," "estimates," "expects," "forecasts," "intends," "plans," "predicts," "projects," "believes," "seeks," "will," "may," and similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company's expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from results referred to in the forward-looking statements: changes in economic conditions, including economic disruptions caused by terrorist activities, acts of war or major accidents, and downturns in economic activity including national or regional recessions; changes in demographic patterns and weather conditions, including the occurrence of severe weather such as hurricanes; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment of derivative financial instruments or the valuation of the Company's natural gas and oil reserves; uncertainty of oil and gas reserve estimates; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including shortages, delays or unavailability of equipment and services required in drilling operations; significant changes from expectations in the Company's actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price differentials between various types of oil; inability to obtain new customers or retain existing ones; significant changes in competitive factors affecting the Company; changes in laws and regulations to which the Company is subject, including changes in tax, environmental, safety and employment laws and regulations; governmental/regulatory actions, initiatives and proceedings, including those involving acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs or plans; the nature and projected profitability of pending and potential projects and other investments, and the ability to obtain necessary governmental approvals and permits; occurrences affecting the Company's ability to obtain funds from operations, from borrowings under our credit lines or other credit facilities or from issuances of other short- term notes or debt or equity securities to finance needed capital expenditures and other investments, including any downgrades in the Company's credit ratings; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; impairments under the SEC's full cost ceiling test for natural gas and oil reserves; changes in the market price of timber and the impact such changes might have on the types and quantity of timber harvested by the Company; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company's relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; changes in actuarial assumptions and the return on assets with respect to the Company's retirement plan and post-retirement benefit plans; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. For a discussion of these risks and other factors that could cause actual results to differ materially from results referred to in the forward-looking statements, see "Risk Factors" in the Company's Form 10-K for the fiscal year ended September 30, 2007 and Forms 10-Q for the quarters ended March 31, 2008 and June 30, 2008. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. 3

National Fuel Gas Company Important Takeaways Important Takeaways 5 Consistent Dividend Growth History Shareholder Return: Risk-Reward Balance Long-Term Share Price Appreciation

National Fuel Gas Company Corporate Overview 7

National Fuel Gas Company Business Segment Reporting 9

National Fuel Gas Company Net Plant by Segment Projected Net Plant As of September 30th, 2008 11

National Fuel Gas Company Expenditures for Long-Lived Assets Total includes an Elimination of $(2.4) Million of capital expenditures included in the East division of the E&P segment for the purchase of storage facilities, buildings, and base gas from the P&S segment during the quarter ended June 30, 2008. Total includes $74 MM of incremental capital expenditures to previously disclosed range of $328 MM - $403 MM as a result of successful bid on PA DCNR leasehold awarded September 3, 2008. 13

15 National Fuel Gas Company Capitalization * Long-Term Debt includes the Current Portion of Long-Term Debt

17 National Fuel Gas Company Share Price Appreciation Price as of 8/31/08: $47.31

National Fuel Gas Company Dividend Growth 19 $1.30 $0.19

21 National Fuel Gas Company Strategic Risk-Return Balance NFG E&P Return Risk P&S Utility

National Fuel Gas Company Total Shareholder Return 23 Since Oil $145 July 3rd, 2008 1-Year Return 3-Year Return National Fuel Gas Company -17.89% 9.46% 71.79% E&P Comparative Group (1) -18.80% 42.39% 62.19% Utility Comparative Group (2) 3.66% 7.72% 35.69% Diversified NG Comparative Group (3) -12.78% 15.66% 45.36% In an increasing Natural Gas price scenario, our E&P business helps us outperform our Utility peers Our unique structure has helped shareholder returns outperform in the long-run Group consists of APC, APA, ATN, COG, CRZO, CHK, XEC, DNR, DVN, ECA, EOG, XCO, FST, MMR, NFX, NBL, PVA, PETD, PXD, PXP, KWK, RRC, REXX, SWN, SM, SGY, SFY, TLM, UPL, WTI, XTO, and NFG Group consists of ATO, CPK, NWN, EWST, NJR, RGCO, SWX, and NFG Group consists of EGN, EQT, MDU, OKS, STR, SE, and NFG As of August 31, 2008 In a decreasing Natural Gas price scenario, our Utility provides downside protection in comparison to our E&P peers

25 National Fuel Gas Company Analyst Estimates (1) 5 - Sell Strong Buy Mean Recommendation: 2.2 (1) Mean, Low and High EPS Guidance Provided by Thomson Financial, and the 12-month average price target taken from Yahoo! Finance. This information is presented for informational purposes only, and National Fuel does not affirm nor acknowledge the consensus information presented as correct or accurate. All analyst estimates and price targets are as of 9/17/08. 1 - Average 12-month Price Target: $53.21 (1) (NFG Guidance as of August 7, 2008)

27 National Fuel Gas Company Public Utilities Fortnightly Ranked the 3rd best energy company in 2008 Based on the 3-year averages of: Profit Margin Dividend Yield FCF, ROE, ROA Sustainable Growth Consistently in the Top 10 best energy companies (2006-2008) "National Fuel Gas ... strongly positioned in gas markets from the well to the burner tip."

Pipeline & Storage Segment National Fuel Gas Supply Corporation Empire State Pipeline 29

31 Empire Connector Expected in-service date of Nov. 1, 2008 West to East Proposed pipeline project Storage Expansion Increase Storage Capacity by 8.5 Bcf

Pipeline & Storage Segment Segment Overview (1) Excludes reversal of reserve for preliminary project costs of $0.06, and Discontinuance of Hedge Accounting of $0.02 33

Pipeline & Storage Segment Future Outlook 35

Exploration & Production Segment Seneca Resources Corporation 37

39 West - California Provides Operating Cash Flow Reserves: 347 BCFE (71%) Gulf of Mexico Provides Short Cycle Upside Reserves: 34 BCFE (7%) 5 Recent Discoveries East - Appalachia Provides Growth Opportunities Reserves: 110 BCFE (22%) Marcellus Shale

Exploration & Production Segment Segment Overview 41 (1) Excludes gain on disposal of discontinued operations of +$1.41 and earnings from discontinued operations of +$0.18

Exploration & Production Segment Future Outlook 43

Utility Segment National Fuel Gas Distribution Corporation 45

47

49 Utility Segment Segment Overview

51 Utility Segment Keys to Continued Success Conservation Incentive Program

National Fuel Gas Company 53 Net Income: $383.2 Million 12 Months Ended June 30th, 2008

55 National Fuel Gas Company FOR ANY FURTHER QUESTIONS OR REQUESTS, PLEASE CONTACT: James C. Welch Director, Investor Relations Phone: (716) 857-6987 E-Mail: WelchJ@natfuel.com Thank You!

Reconciliation of Segment Diluted Earnings per Share to
Consolidated Diluted Earnings per Share

	Fiscal Year 2007
Utility		$0.60

Pipeline & Storage	0.58
Plus: Reversal of reserve for preliminary project costs	0.06
Discontinuance of Hedge Accounting	0.02	0.66

Exploration & Production	0.88
Plus: Gain on disposal of discontinued operations	1.41
Earnings from discontinued operations	0.18	2.47

Energy Marketing		0.09

Timber		0.04

Corporate & Other		0.10

GAAP Consolidated Diluted Earnings per Share		$3.96

Reconciliation of Segment Revenues to
Consolidated Revenue
(’000)	Fiscal Year 2007
Exploration and Production		$324,037
Pipeline & Storage
Transportation Revenue	122,932
Storage Revenue	67,135
Other P&S Revenue	21,899	211,966

Utility		1,120,724
Marketing		413,612
Timber		58,897
Corporate & Other		18,702
Intersegment Eliminations		(108,372)

GAAP Consolidated Revenue		$2,039,566

Reconciliation of Segment Capital Expenditures to
Consolidated Capital Expenditures
(millions)

	2004	2005	2006	2007	9 Mo. Ending 6/30/08	2008E*	2009E

Pipeline & Storage Capital Expenditures	$55.40	$50.10	$54.40	$54.20	$38.80	$59.00	$62.00
Utility Capital Expenditures	23.20	21.10	26.00	43.20	106.20	146.00	70.00
Exploration & Production Capital Expenditures	46.30	83.95	166.50	146.70	140.50	173.00 - 181.00	269.00 - 344.00
Acquisition Expenditures	—	—	—	—	—	18.00	—
Expenditures from Discontinued Operations	31.40	38.50	41.80	29.10	—	—	—

Total Exploration & Production Capital Expenditures	$77.70	$122.45	$208	$175.80	$140.50	$191.00 - $199.00	$269.00 - $344.00
All Other	16.00	20.00	5.50	3.50	1.40	1.00	1.00
Intersegment Eliminations					(2.40)

Total Corporation	$172.30	$213.65	$294.20	$276.70	$284.50	$379.00 - $387.00	$402.00 - $477.00

*	Total excludes acquisition expenditures